UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 27, 2007 (June 25, 2007)
Moldflow Corporation
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30027 (Commission File Number)	04-3406763 (IRS Employer Identification No.)

492 Old Connecticut Path, Ste 401 Framingham, MA (Address of Principal Executive Offices)	01701 (Zip Code)
Registrant’s telephone number, including area code: (508) 358-5848
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01.    Entry into a Material Definitive Agreement.
          On June 25, 2007, Moldflow Corporation (the “Company”), on behalf of itself and as representative for certain wholly-owned subsidiaries of the Company, announced the execution of an asset purchase agreement (the “Purchase Agreement”) between the Company and Husky Injection Molding Systems Ltd. (the “Buyer”), on behalf of itself and as representative for certain subsidiaries of Buyer. Under the terms of the Purchase Agreement, the Company will sell substantially all of its assets related to the Company’s Manufacturing Solutions division to the Buyer, for a purchase price of $7.0 million and assumption by the Buyer of certain liabilities related to the Manufacturing Solutions division. The purchase price is subject to certain post-closing adjustments. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Buyer.
          Prior to entering into the Purchase Agreement, neither the Buyer nor its subsidiaries had any material relationship with the Company, its subsidiaries, or its affiliates, officers or directors or any associate of any of its officers or directors.
          In its Form 10-Q for the period ending March 31, 2007, the Company reported the results of operations and financial position of its Manufacturing Solution (“MS”) division as discontinued operations within its unaudited condensed consolidated financial statements. Subsequently, the Company decided to retain the software-focused portions of its Moldflow Plastics Xpert (“MPX”) product line and its related assets, which had been included in the amounts reported as discontinued operations in those unaudited condensed consolidated financial statements. Ultimately, as the product line was software-focused and more closely aligned with the Company’s Design Analysis Solutions business, the Company opted to retain the software assets of the MPX product line, including the rights to software maintenance contract renewals and thus, all associated assets, liabilities, revenues and expenses are now excluded from the Purchased Assets.
          The foregoing summary of the proposed transaction and the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.
          A copy of a press release of the Company relating to the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 9—Financial Statements and Exhibits
Item 9.01.     Financial Statements and Exhibits.
          (d)        Exhibits

2.1	Asset Purchase Agreement, dated as of June 25, 2007, by and between Moldflow Corporation and Husky Injection Molding Systems Ltd.

99.1	Press Release issued by Moldflow Corporation dated June 25, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLDFLOW CORPORATION
Date: June 27, 2007	By:	/s/ Gregory W. Magoon
		Name:	Gregory W. Magoon
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

2.1	Asset Purchase Agreement, dated as of June 25, 2007, by and between Moldflow Corporation and Husky Injection Molding Systems Ltd.

99.1	Press Release issued by Moldflow Corporation dated June 25, 2007